Exhibit 99.1

Helen of Troy Reports Fourth Quarter Fiscal 2026 Results

Consolidated Net Sales Decline of 3.3%
GAAP Diluted Loss Per Share of $2.41
Adjusted Diluted EPS(1) of $0.83
Cash Flow from Operations of $111.3 Million; Free Cash Flow(1)(2) of $103.1 Million

Initiates Fiscal 2027 Outlook:
Consolidated Net Sales of $1.751-$1.822 Billion
GAAP Diluted EPS of $3.57-$4.18; Adjusted Diluted EPS(1) of $3.25-$3.75
Adjusted EBITDA(1) of $190-$197 Million; Free Cash Flow(1)(2) of $85-$100 Million

El Paso, Texas, April 23, 2026 — Helen of Troy Limited (NASDAQ: HELE) reported results for the three-month period ended February 28, 2026 and provided its outlook for fiscal 2027.

Executive Summary – Fourth Quarter of Fiscal 2026 Compared to Fiscal 2025

•Consolidated net sales revenue of $470.0 million compared to $485.9 million
•Gross profit margin of 44.6% compared to 48.6%
•Operating margin of (10.8)% compared to 0.4%, which includes the margin impact of non-cash asset impairment charges(3) of (16.8%) and (10.6%), respectively
•Non-GAAP adjusted operating margin of 8.3% compared to 15.4%
•GAAP diluted loss per share of $2.41 compared to diluted earnings per share of $2.22
•Non-GAAP adjusted diluted EPS of $0.83 compared to $2.33
•Net cash provided by operating activities of $111.3 million compared to $35.0 million
•Non-GAAP adjusted EBITDA margin of 10.3% compared to 17.4%

Executive Summary - Fiscal 2026 Compared to Fiscal 2025

•Consolidated net sales revenue of $1.786 billion compared to $1.908 billion
•Gross profit margin of 45.7% compared to 47.9%
•Operating margin of (43.8)% compared to 7.5%, which includes the margin impact of non-cash asset impairment charges of (49.6%) and (2.7%), respectively
•Non-GAAP adjusted operating margin of 8.3% compared to 13.2%
•GAAP diluted loss per share of $39.08 compared to diluted earnings per share of $5.37
•Non-GAAP adjusted diluted EPS of $3.55 compared to $7.17
•Net cash provided by operating activities of $171.1 million compared to $113.2 million
•Non-GAAP adjusted EBITDA margin of 10.4% compared to 15.2%

Mr. G. Scott Uzzell, Chief Executive Officer, stated: “We closed fiscal 2026 with net sales, adjusted EPS, and cash flow at the better end of our expectations, reflecting our initial steps to stabilize brand performance and improve our financial position during a dynamic year. We are focused on restoring brand momentum by investing in our product innovation, people, and digital capabilities, while emphasizing working capital efficiency and balance sheet productivity. We believe fiscal 2027 marks a pivotal shift as we transition to a growth-first mindset, positioning us for long‑term shareholder value creation.”

	Three Months Ended Last Day of February,
(in thousands) (unaudited)	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2025 sales revenue, net	$219,819	$266,072	$485,891
Organic business (4)	(5,770)	(23,692)	(29,462)
Impact of foreign currency	2,480	2,340	4,820
Acquisition (5)	—	8,776	8,776
Change in sales revenue, net	(3,290)	(12,576)	(15,866)
Fiscal 2026 sales revenue, net	$216,529	$253,496	$470,025

Total net sales revenue growth (decline)	(1.5)%	(4.7)%	(3.3)%
Organic business	(2.6)%	(8.9)%	(6.1)%
Impact of foreign currency	1.1%	0.9%	1.0%
Acquisition	—%	3.3%	1.8%

Operating margin (GAAP)
Fiscal 2026	7.7%	(26.7)%	(10.8)%
Fiscal 2025	14.7%	(11.4)%	0.4%
Adjusted operating margin (non-GAAP) (1)
Fiscal 2026	10.4%	6.6%	8.3%
Fiscal 2025	17.9%	13.4%	15.4%

Consolidated Results - Fourth Quarter Fiscal 2026 Compared to Fourth Quarter Fiscal 2025

•Consolidated net sales revenue decreased $15.9 million, or 3.3%, to $470.0 million, primarily due to a decline in Beauty & Wellness driven by lower sales of fans, prestige hair care products, humidifiers and air purifiers and a decline in Home & Outdoor driven by a decrease in the insulated beverageware and home categories. These factors were partially offset by strong demand for technical, travel and lifestyle packs, an increase in thermometer sales, and Olive & June organic growth.

•Consolidated gross profit margin decreased 400 basis points to 44.6% primarily due to the impact of higher tariffs, less favorable inventory obsolescence year-over-year, higher retail trade and promotional expense and a less favorable channel mix within Home & Outdoor. These factors were partially offset by the favorable impact of the acquisition of Olive & June and lower commodity and product costs.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased 270 basis points to 38.6% primarily due to an increase in annual incentive compensation expense year-over-year, EPA compliance costs(6) of $4.4 million, the impact of the Olive & June acquisition, and unfavorable operating leverage.

•The Company recognized non-cash asset impairment charges of $79.2 million ($63.8 million after tax) primarily due to the sustained decline in the Company’s stock price, compared to non-cash asset impairment charges of $51.5 million ($47.6 million after tax) during the same period last year.

•Consolidated operating loss was $51.0 million, or (10.8)% of net sales revenue, compared to consolidated operating income of $2.0 million, or 0.4% of net sales revenue. The decrease in consolidated operating margin was primarily due to higher non-cash asset impairment charges of $79.2 million compared to $51.5 million in the same period last year, an increase in the aforementioned SG&A ratio and a decrease in gross profit margin.

•Interest expense was $13.9 million, compared to $14.0 million. The decrease in interest expense was primarily due to a lower average effective interest rate inclusive of the impact of the Company’s interest rate swaps, partially offset by higher average borrowings outstanding to fund the acquisition of Olive & June and the cost of tariffs in working capital and capital expenditures.

•Income tax benefit was $9.0 million on a pre-tax loss of $64.6 million, compared to an income tax benefit of $62.5 million on a pre-tax loss of $11.6 million for the same period last year. The decrease in tax benefit relative to pre-tax loss is primarily due to the unfavorable comparative impacts of a transitional tax benefit of $64.6 million resulting from the Company’s intangible asset reorganization(7) and a tax benefit related to resolution of an uncertain tax position both recognized during the fourth quarter of fiscal 2025.

•Net loss was $55.6 million, compared to net income of $50.9 million. Diluted loss per share was $2.41, compared to diluted earnings per share of $2.22. The decrease was primarily due to a lower income tax benefit, an increase in after-tax asset impairment charges, and lower operating income exclusive of the asset impairment charges.

•Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) decreased 42.5% to $48.5 million, compared to $84.3 million. Non-GAAP adjusted EBITDA margin was 10.3%, compared to 17.4%.

On an adjusted basis (non-GAAP) for the fourth quarters of fiscal 2026 and 2025, excluding acquisition-related expenses, asset impairment charges(3), EPA compliance costs(6), intangible asset reorganization(7), restructuring charges, amortization of intangible assets and non-cash share-based compensation, as applicable:

•Adjusted operating income decreased $35.8 million, or 47.7%, to $39.2 million, or 8.3% of net sales revenue, compared to $75.0 million, or 15.4% of net sales revenue. The 710 basis point decrease in adjusted operating margin was primarily driven by the impact of higher tariffs, less favorable inventory obsolescence year-over-year, an increase in annual incentive compensation expense, higher retail trade and promotional expense, a less favorable channel mix within Home & Outdoor and unfavorable operating leverage. These factors were partially offset by lower commodity and product costs, and the favorable impact of the acquisition of Olive & June.

•Adjusted income decreased $34.1 million, or 63.9%, to $19.3 million, compared to $53.4 million. Adjusted diluted EPS decreased 64.4% to $0.83, compared to $2.33. The decrease in adjusted diluted EPS was primarily due to lower adjusted operating income.

Segment Results - Fourth Quarter Fiscal 2026 Compared to Fourth Quarter Fiscal 2025

Home & Outdoor net sales revenue decreased $3.3 million, or 1.5%, to $216.5 million. The decrease was primarily driven by:

•continued competition, softer consumer demand, lower replenishment orders, and the unfavorable comparative impact of seasonal and holiday retail placement in the prior year period in the insulated beverageware category; and
•a decrease in online channel sales in the home category primarily due to the unfavorable impact of retailer pull-forward activity in the fourth quarter of fiscal 2025 in response to tariff uncertainty and anticipated supply disruption.

These factors were partially offset by strong demand for technical, travel and lifestyle packs, incremental sales from new product launches in the insulated beverageware category, and higher closeout sales.

Home & Outdoor operating income was $16.7 million, or 7.7% of segment net sales revenue, compared to $32.3 million, or 14.7% of segment net sales revenue. Operating income in the fourth quarter of fiscal 2026 included $3.9 million of asset impairment charges. The remaining 520 basis point decrease in segment operating margin was primarily due to:

•less favorable inventory obsolescence year-over-year;
•an increase in annual incentive compensation expense year-over-year;
•a less favorable channel mix;
•higher retail trade and promotional expense;
•the net unfavorable impact of higher tariffs on gross profit margin; and
•unfavorable operating leverage.

These factors were partially offset by lower commodity and product costs and the favorable comparative impact of restructuring charges of $3.1 million in the prior year period. Adjusted operating income decreased 42.5% to $22.6 million, or 10.4% of segment net sales revenue, compared to $39.3 million, or 17.9% of segment net sales revenue.

Beauty & Wellness net sales revenue decreased $12.6 million, or 4.7%, to $253.5 million. The decrease was primarily driven by a decrease from Organic business of $23.7 million, or 8.9%, primarily due to:

•a decline in Wellness as a result of stop shipment actions in support of consistent adoption of price increases by retail partners and lower replenishment orders from retail customers in response to softer demand trends;
•a decline in Beauty primarily due to softer consumer demand, increased competition, and lower replenishment orders; and
•the impact of a below average illness season on the humidification category.

These factors were partially offset by an increase in thermometry, mass beauty, and Organic growth from Olive & June.

Beauty & Wellness operating loss was $67.7 million, or (26.7)% of segment net sales revenue, compared to $30.3 million, or (11.4)% of segment net sales revenue. Operating loss in the fourth quarter of fiscal 2026 included $75.2 million of asset impairment charges, compared to $51.5 million in the same period last year. The remaining 490 basis point decrease in segment operating margin was primarily due to:

•EPA compliance costs of $4.4 million;
•less favorable inventory obsolescence year-over-year;
•higher retail trade and promotional expense;
•an increase in annual incentive compensation expense;
•the net unfavorable impact of higher tariffs on gross profit margin; and
•unfavorable operating leverage.

These factors were partially offset by:
•the favorable comparative impact of restructuring charges of $4.8 million and acquisition-related expenses from the Olive & June transaction of $3.0 million both recognized in the prior year period;
•the favorable margin impact of the acquisition of Olive & June;
•a decrease in outbound freight costs; and
•lower commodity and product costs.

Adjusted operating income decreased 53.4% to $16.7 million, or 6.6% of segment net sales revenue, compared to $35.8 million, or 13.4% of segment net sales revenue.

Balance Sheet and Cash Flow - Fiscal 2026 Compared to Fiscal 2025

•Cash and cash equivalents totaled $18.9 million as of both fiscal 2026 and 2025 year-ends.
•Accounts receivable turnover(8) was 72.1 days, compared to 71.5 days.
•Inventory was $455.8 million, which includes approximately $34 million of higher tariff costs, compared to $452.6 million.
•Total short- and long-term debt was $780.8 million, compared to $916.9 million.
•Net cash provided by operating activities for fiscal 2026 was $171.1 million, compared to $113.2 million for the same period last year, with free cash flow(1)(2) of $131.9 million, compared to $83.1 million. Fiscal 2026 includes approximately $72 million of cash outflows related to higher tariff payments.

Subsequent Event - Sale of Distribution Facility

On April 14, 2026, the Company completed the sale of its distribution facility in Southaven, Mississippi for a total sales price of $82.0 million, less costs to sell of $3.8 million. Accordingly, the Company recognized a gain on the sale of $54.9 million within SG&A during the first quarter of fiscal 2027, which was recognized by its Beauty & Wellness segment. The Company used the proceeds from the sale to repay amounts outstanding under its credit facility.

Fiscal 2027 Annual Outlook

•Consolidated Net Sales: $1.751 billion to $1.822 billion
◦Home & Outdoor Net Sales: $854 million to $882 million
◦Beauty & Wellness Net Sales: $897 million to $940 million
•Diluted EPS (GAAP): $3.57 to $4.18
•Adjusted Diluted EPS (Non-GAAP): $3.25 to $3.75
•Net Income (GAAP): $83 million to $97 million
•Adjusted EBITDA (Non-GAAP): $190 million to $197 million
•Operating Cash Flow (GAAP): $117 million to $128 million
•Free Cash Flow(1)(2): $85 million to $100 million

Key Annual Outlook Assumptions

•Tariffs: Tariffs in place as of April 2026 remain in effect for the balance of fiscal 2027, not including the benefit from any potential tariff refunds.
•Commodity Costs, Freight and Supply Availability: No significant fluctuation in commodity costs, freight or disruption in supply availability.
•Illness Incidence: In line with the average of the three prior seasons, which is well below pre-Covid historical averages.
•Interest and Debt Leverage: Interest expense in the range of $47 million to $49 million with cash flow prioritized for debt reduction, and an expected net leverage ratio(1)(9), as defined in its credit agreement, of approximately 3.2x or lower by the end of fiscal 2027.
•Tax: GAAP effective tax rate of 28.1% to 30.5%; adjusted effective tax rate of 25.0% to 27.0%.
•Working Capital Efficiency and Capital Investment: Continued working capital efficiency during fiscal 2027, with an emphasis on further inventory reduction. The Company expects capital expenditures of $28 million to $32 million with an emphasis on product innovation and supply chain diversification.

•Currency: April 2026 foreign currency exchange rates remain constant for the remainder of the fiscal year.
•Shares Outstanding: Weighted average diluted shares outstanding of 23.3 million.

The likelihood, timing and potential impact of a significant or prolonged recession, any fiscal 2027 acquisitions and divestitures, future asset impairment charges, additional interest rate changes, litigation or share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company's outlook.

Key Outlook Drivers and Macro Environment Dynamics

•Market and Consumption Environment: The Company’s outlook reflects management’s view of continued inflationary pressures, softness in discretionary categories, conservative retailer inventory management and an increasingly competitive and promotional landscape.
•Supply Chain Risks and Tariff Mitigation: Heightened geopolitical and supply-chain risks, including the ongoing conflict with Iran, could drive volatility in energy and commodity markets, increasing uncertainty around input costs and supply chain continuity across key regions and transportation routes. The Company’s outlook does not assume a significant or prolonged impact from the conflict in Iran or other similar macro disruption on the supply chain as it cannot be reasonably estimated. The Company’s outlook assumes continued diversification of the global manufacturing footprint, reducing the cost of goods sold exposed to China tariffs to 15%-20% by the end of fiscal 2027 and limiting the net operating income impact to less than $10 million for the full fiscal year.
•Strategic Investment: An increase in growth investments of 40 basis points, prioritizing high return marketing and innovation initiatives.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Thursday, April 23, 2026. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 1:00 p.m. Eastern Time on April 23, 2026, until 11:59 p.m. Eastern Time on May 7, 2026, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13759611. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based financial measures presented in the Company’s consolidated statements of income and cash flows. For additional information, see Note 1 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools, Drybar, Curlsmith, Revlon and Olive & June. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “assumes”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “reflects”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, including cost reduction measures, EPS results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company currently believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks, many of which are beyond the Company’s control, that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2026, and in the Company’s other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the geographic concentration of certain United States (“U.S.”) distribution facilities which increases its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, risks associated with the use of licensed trademarks from or to third parties, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers or diversify production to other regions or source the same product in multiple regions or implement potential tariff mitigation plans, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and events in the U.S. and abroad, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, geopolitical conditions including global conflicts or wars such as the Israel-United States and Iran conflict, any public health crises or similar conditions, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, the Company’s ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, including Olive & June, divestitures and global restructuring plans, including Project Pegasus, the risks of significant tariffs or other restrictions continuing to be placed on imports from China, Vietnam or Mexico and any retaliatory measures taken by these countries, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other sustainability matters, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the risks associated with product recalls, product liability and other claims against the Company, the Company’s dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with regulatory changes in Bermuda, including economic substance and tax governance requirements, the risks associated with accounting for tax positions and the resolution of tax disputes, and associated financial risks including but not limited to, the risks to the Company’s business, liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under and compliance with its credit facility, including debt covenants, significant additional impairment of the Company’s goodwill, indefinite-lived and definite-lived intangible assets and other long-lived assets, projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary by a material amount, increased costs of raw materials, energy and transportation, and risks associated with foreign currency exchange rate fluctuations. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
investors@helenoftroy.com

ICR, Inc.
Allison Malkin, Partner
investors@helenoftroy.com

HELEN OF TROY LIMITED AND SUBSIDIARIES
Consolidated Statements of (Loss) Income (5)
(Unaudited) (in thousands, except per share data)

	Three Months Ended Last Day of February,
	2026		2025
Sales revenue, net	$470,025	100.0%	$485,891	100.0%
Cost of goods sold	260,367	55.4%	249,962	51.4%
Gross profit	209,658	44.6%	235,929	48.6%
Selling, general and administrative expense (“SG&A”)	181,438	38.6%	174,516	35.9%
Asset impairment charges	79,176	16.8%	51,455	10.6%
Restructuring charges	—	—%	7,943	1.6%
Operating (loss) income	(50,956)	(10.8)%	2,015	0.4%
Non-operating income, net	214	—%	370	0.1%
Interest expense	13,855	2.9%	13,999	2.9%
Loss before income tax	(64,597)	(13.7)%	(11,614)	(2.4)%
Income tax benefit	(9,032)	(1.9)%	(62,531)	(12.9)%
Net (loss) income	$(55,565)	(11.8)%	$50,917	10.5%

Diluted (loss) earnings per share	$(2.41)		$2.22

Weighted average shares of common stock used in computing diluted (loss) earnings per share	23,069		22,904

	Fiscal Years Ended Last Day of February,
	2026		2025
Sales revenue, net	$1,786,290	100.0%	$1,907,665	100.0%
Cost of goods sold	970,596	54.3%	993,259	52.1%
Gross profit	815,694	45.7%	914,406	47.9%
SG&A	708,909	39.7%	705,381	37.0%
Asset impairment charges	885,861	49.6%	51,455	2.7%
Restructuring charges	3,005	0.2%	14,822	0.8%
Operating (loss) income	(782,081)	(43.8)%	142,748	7.5%
Non-operating income, net	982	0.1%	838	—%
Interest expense	57,739	3.2%	51,922	2.7%
(Loss) income before income tax	(838,838)	(47.0)%	91,664	4.8%
Income tax expense (benefit)	60,144	3.4%	(32,087)	(1.7)%
Net (loss) income	$(898,982)	(50.3)%	$123,751	6.5%

Diluted (loss) earnings per share	$(39.08)		$5.37

Weighted average shares of common stock used in computing diluted (loss) earnings per share	23,002		23,065

Consolidated Net Sales Revenue by Geographic Region (10)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	2026		2025
Domestic sales revenue, net	$350,326	74.5%	$372,282	76.6%
International sales revenue, net	119,699	25.5%	113,609	23.4%
Total sales revenue, net	$470,025	100.0%	$485,891	100.0%

	Fiscal Years Ended Last Day of February,
	2026		2025
Domestic sales revenue, net	$1,352,049	75.7%	$1,439,251	75.4%
International sales revenue, net	434,241	24.3%	468,414	24.6%
Total sales revenue, net	$1,786,290	100.0%	$1,907,665	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss) and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended February 28, 2026
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income (loss), as reported (GAAP)	$16,699	7.7%	$(67,655)	(26.7)%	$(50,956)	(10.8)%
Asset impairment charges (3)	3,933	1.8%	75,243	29.7%	79,176	16.8%
EPA compliance costs (6)	—	—%	4,354	1.7%	4,354	0.9%
Subtotal	20,632	9.5%	11,942	4.7%	32,574	6.9%
Amortization of intangible assets	1,445	0.7%	3,032	1.2%	4,477	1.0%
Non-cash share-based compensation	486	0.2%	1,701	0.7%	2,187	0.5%
Adjusted operating income (non-GAAP)	$22,563	10.4%	$16,675	6.6%	$39,238	8.3%

	Three Months Ended February 28, 2025
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income (loss), as reported (GAAP)	$32,286	14.7%	$(30,271)	(11.4)%	$2,015	0.4%
Acquisition-related expenses	—	—%	3,035	1.1%	3,035	0.6%
Asset impairment charges	—	—%	51,455	19.3%	51,455	10.6%
Restructuring charges	3,127	1.4%	4,816	1.8%	7,943	1.6%
Subtotal	35,413	16.1%	29,035	10.9%	64,448	13.3%
Amortization of intangible assets	1,761	0.8%	3,508	1.3%	5,269	1.1%
Non-cash share-based compensation	2,099	1.0%	3,227	1.2%	5,326	1.1%
Adjusted operating income (non-GAAP)	$39,273	17.9%	$35,770	13.4%	$75,043	15.4%

	Fiscal Year Ended February 28, 2026
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating loss, as reported (GAAP)	$(269,744)	(32.4)%	$(512,337)	(53.7)%	$(782,081)	(43.8)%
Asset impairment charges	332,565	39.9%	553,296	58.0%	885,861	49.6%
CEO succession costs (11)	1,742	0.2%	1,742	0.2%	3,484	0.2%
EPA compliance costs	—	—%	4,354	0.5%	4,354	0.2%
Restructuring charges	1,501	0.2%	1,504	0.2%	3,005	0.2%
Subtotal	66,064	7.9%	48,559	5.1%	114,623	6.4%
Amortization of intangible assets	5,977	0.7%	11,082	1.2%	17,059	1.0%
Non-cash share-based compensation	6,781	0.8%	10,104	1.1%	16,885	0.9%
Adjusted operating income (non-GAAP)	$78,822	9.5%	$69,745	7.3%	$148,567	8.3%

	Fiscal Year Ended February 28, 2025
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income, as reported (GAAP)	$119,601	13.2%	$23,147	2.3%	$142,748	7.5%
Acquisition-related expenses	—	—%	3,035	0.3%	3,035	0.2%
Asset impairment charges	—	—%	51,455	5.1%	51,455	2.7%
Restructuring charges	4,855	0.5%	9,967	1.0%	14,822	0.8%
Subtotal	124,456	13.7%	87,604	8.7%	212,060	11.1%
Amortization of intangible assets	7,064	0.8%	11,811	1.2%	18,875	1.0%
Non-cash share-based compensation	10,402	1.1%	10,974	1.1%	21,376	1.1%
Adjusted operating income (non-GAAP)	$141,922	15.7%	$110,389	11.0%	$252,311	13.2%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss) to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended February 28, 2026
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income (loss), as reported (GAAP)	$16,699	7.7%	$(67,655)	(26.7)%	$(50,956)	(10.8)%
Depreciation and amortization	5,923	2.7%	7,591	3.0%	13,514	2.9%
Non-operating income, net	—	—%	214	0.1%	214	—%
EBITDA (non-GAAP)	22,622	10.4%	(59,850)	(23.6)%	(37,228)	(7.9)%
Add: Asset impairment charges	3,933	1.8%	75,243	29.7%	79,176	16.8%
EPA compliance costs	—	—%	4,354	1.7%	4,354	0.9%
Non-cash share-based compensation	486	0.2%	1,701	0.7%	2,187	0.5%
Adjusted EBITDA (non-GAAP)	$27,041	12.5%	$21,448	8.5%	$48,489	10.3%

	Three Months Ended February 28, 2025
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income (loss), as reported (GAAP)	$32,286	14.7%	$(30,271)	(11.4)%	$2,015	0.4%
Depreciation and amortization	6,515	3.0%	7,683	2.9%	14,198	2.9%
Non-operating income, net	—	—%	370	0.1%	370	0.1%
EBITDA (non-GAAP)	38,801	17.7%	(22,218)	(8.4)%	16,583	3.4%
Add: Acquisition-related expenses	—	—%	3,035	1.1%	3,035	0.6%
Asset impairment charges	—	—%	51,455	19.3%	51,455	10.6%
Restructuring charges	3,127	1.4%	4,816	1.8%	7,943	1.6%
Non-cash share-based compensation	2,099	1.0%	3,227	1.2%	5,326	1.1%
Adjusted EBITDA (non-GAAP)	$44,027	20.0%	$40,315	15.2%	$84,342	17.4%

	Fiscal Year Ended February 28, 2026
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating loss, as reported (GAAP)	$(269,744)	(32.4)%	$(512,337)	(53.7)%	$(782,081)	(43.8)%
Depreciation and amortization	24,597	3.0%	28,698	3.0%	53,295	3.0%
Non-operating income, net	—	—%	982	0.1%	982	0.1%
EBITDA (non-GAAP)	(245,147)	(29.4)%	(482,657)	(50.6)%	(727,804)	(40.7)%
Add: Asset impairment charges	332,565	39.9%	553,296	58.0%	885,861	49.6%
CEO succession costs	1,742	0.2%	1,742	0.2%	3,484	0.2%
EPA compliance costs	—	—%	4,354	0.5%	4,354	0.2%
Restructuring charges	1,501	0.2%	1,504	0.2%	3,005	0.2%
Non-cash share-based compensation	6,781	0.8%	10,104	1.1%	16,885	0.9%
Adjusted EBITDA (non-GAAP)	$97,442	11.7%	$88,343	9.3%	$185,785	10.4%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss) to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Fiscal Year Ended February 28, 2025
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income, as reported (GAAP)	$119,601	13.2%	$23,147	2.3%	$142,748	7.5%
Depreciation and amortization	26,088	2.9%	28,960	2.9%	55,048	2.9%
Non-operating income, net	—	—%	838	0.1%	838	—%
EBITDA (non-GAAP)	145,689	16.1%	52,945	5.3%	198,634	10.4%
Add: Acquisition-related expenses	—	—%	3,035	0.3%	3,035	0.2%
Asset impairment charges	—	—%	51,455	5.1%	51,455	2.7%
Restructuring charges	4,855	0.5%	9,967	1.0%	14,822	0.8%
Non-cash share-based compensation	10,402	1.1%	10,974	1.1%	21,376	1.1%
Adjusted EBITDA (non-GAAP)	$160,946	17.8%	$128,376	12.8%	$289,322	15.2%

Reconciliation of Non-GAAP Financial Measures – GAAP Net (Loss) Income to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	2026		2025
Net (loss) income, as reported (GAAP)	$(55,565)	(11.8)%	$50,917	10.5%
Interest expense	13,855	2.9%	13,999	2.9%
Income tax benefit	(9,032)	(1.9)%	(62,531)	(12.9)%
Depreciation and amortization	13,514	2.9%	14,198	2.9%
EBITDA (non-GAAP)	(37,228)	(7.9)%	16,583	3.4%
Add: Acquisition-related expenses	—	—%	3,035	0.6%
Asset impairment charges	79,176	16.8%	51,455	10.6%
EPA compliance costs	4,354	0.9%	—	—%
Restructuring charges	—	—%	7,943	1.6%
Non-cash share-based compensation	2,187	0.5%	5,326	1.1%
Adjusted EBITDA (non-GAAP)	$48,489	10.3%	$84,342	17.4%

	Fiscal Years Ended Last Day of February,
	2026		2025
Net (loss) income, as reported (GAAP)	$(898,982)	(50.3)%	$123,751	6.5%
Interest expense	57,739	3.2%	51,922	2.7%
Income tax expense (benefit)	60,144	3.4%	(32,087)	(1.7)%
Depreciation and amortization	53,295	3.0%	55,048	2.9%
EBITDA (non-GAAP)	(727,804)	(40.7)%	198,634	10.4%
Add: Acquisition-related expenses	—	—%	3,035	0.2%
Asset impairment charges	885,861	49.6%	51,455	2.7%
CEO succession costs	3,484	0.2%	—	—%
EPA compliance costs	4,354	0.2%	—	—%
Restructuring charges	3,005	0.2%	14,822	0.8%
Non-cash share-based compensation	16,885	0.9%	21,376	1.1%
Adjusted EBITDA (non-GAAP)	$185,785	10.4%	$289,322	15.2%

Reconciliation of Non-GAAP Financial Measures – GAAP (Loss) Income and Diluted (Loss) Earnings Per Share to Adjusted Income and Adjusted Diluted Earnings Per Share (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Three Months Ended February 28, 2026
	(Loss) Income			Diluted (Loss) Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(64,597)	$(9,032)	$(55,565)	$(2.80)	$(0.39)	$(2.41)
Asset impairment charges	79,176	15,370	63,806	3.41	0.66	2.75
EPA compliance costs	4,354	(1,114)	5,468	0.19	(0.05)	0.24
Subtotal	18,933	5,224	13,709	0.81	0.22	0.59
Amortization of intangible assets	4,477	744	3,733	0.19	0.03	0.16
Non-cash share-based compensation	2,187	321	1,866	0.09	0.01	0.08
Adjusted (non-GAAP)	$25,597	$6,289	$19,308	$1.10	$0.27	$0.83

Weighted average shares of common stock used in computing:
Diluted loss per share, as reported						23,069
Adjusted diluted earnings per share (non-GAAP)						23,234

	Three Months Ended February 28, 2025
	(Loss) Income			Diluted (Loss) Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(11,614)	$(62,531)	$50,917	$(0.51)	$(2.73)	$2.22
Acquisition-related expenses	3,035	—	3,035	0.13	—	0.13
Asset impairment charges	51,455	3,895	47,560	2.25	0.17	2.08
Intangible asset reorganization (7)	—	64,604	(64,604)	—	2.82	(2.82)
Restructuring charges	7,943	814	7,129	0.35	0.04	0.31
Subtotal	50,819	6,782	44,037	2.22	0.30	1.92
Amortization of intangible assets	5,269	812	4,457	0.23	0.04	0.19
Non-cash share-based compensation	5,326	401	4,925	0.23	0.02	0.22
Adjusted (non-GAAP)	$61,414	$7,995	$53,419	$2.68	$0.35	$2.33

Weighted average shares of common stock used in computing reported and non-GAAP diluted earnings per share						22,904

	Fiscal Year Ended February 28, 2026
	(Loss) Income			Diluted (Loss) Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(838,838)	$60,144	$(898,982)	$(36.47)	$2.61	$(39.08)
Asset impairment charges	885,861	19,788	866,073	38.35	0.86	37.49
CEO succession costs	3,484	153	3,331	0.15	0.01	0.14
EPA compliance costs	4,354	(1,114)	5,468	0.19	(0.05)	0.24
Intangible asset reorganization (7)	—	(74,015)	74,015	—	(3.20)	3.20
Restructuring charges	3,005	421	2,584	0.13	0.02	0.11
Subtotal	57,866	5,377	52,489	2.51	0.23	2.27
Amortization of intangible assets	17,059	2,933	14,126	0.74	0.13	0.61
Non-cash share-based compensation	16,885	1,444	15,441	0.73	0.06	0.67
Adjusted (non-GAAP)	$91,810	$9,754	$82,056	$3.97	$0.42	$3.55

Weighted average shares of common stock used in computing:
Diluted loss per share, as reported						23,002
Adjusted diluted earnings per share (non-GAAP)						23,099

Reconciliation of Non-GAAP Financial Measures – GAAP (Loss) Income and Diluted (Loss) Earnings Per Share to Adjusted Income and Adjusted Diluted Earnings Per Share (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Fiscal Year Ended February 28, 2025
	Income			Diluted Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$91,664	$(32,087)	$123,751	$3.97	$(1.39)	$5.37
Acquisition-related expenses	3,035	—	3,035	0.13	—	0.13
Asset impairment charges	51,455	3,895	47,560	2.23	0.17	2.06
Barbados tax reform (12)	—	(6,045)	6,045	—	(0.26)	0.26
Intangible asset reorganization	—	64,604	(64,604)	—	2.80	(2.80)
Restructuring charges	14,822	1,433	13,389	0.64	0.06	0.58
Subtotal	160,976	31,800	129,176	6.98	1.38	5.60
Amortization of intangible assets	18,875	2,798	16,077	0.82	0.12	0.70
Non-cash share-based compensation	21,376	1,240	20,136	0.93	0.05	0.87
Adjusted (non-GAAP)	$201,227	$35,838	$165,389	$8.72	$1.55	$7.17

Weighted average shares of common stock used in computing reported and non-GAAP diluted earnings per share						23,065

Selected Consolidated Balance Sheet and Cash Flow Information
(Unaudited) (in thousands)

	Last Day of February,
	2026	2025
Balance Sheet:
Cash and cash equivalents	$18,886	$18,867
Receivables, net	361,300	428,330
Inventory	455,812	452,615
Total assets, current	865,519	931,712
Total assets	2,115,548	3,132,083
Total liabilities, current	504,965	466,259
Total long-term liabilities	812,386	982,385
Total debt	780,811	916,894
Stockholders’ equity	798,197	1,683,439

	Fiscal Years Ended Last Day of February,
	2026	2025
Cash Flow:
Depreciation and amortization	$53,295	$55,048
Net cash provided by operating activities	171,136	113,213
Capital and intangible asset expenditures	39,226	30,072
Net debt (repayments) proceeds	(136,306)	249,900
Payments for repurchases of common stock	1,915	103,188

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,
	2026	2025
Net cash provided by operating activities (GAAP)	$171,136	$113,213
Less: Capital and intangible asset expenditures	(39,226)	(30,072)
Free cash flow (non-GAAP)	$131,910	$83,141

Reconciliation of Non-GAAP Financial Measures – Net Leverage Ratio (Non-GAAP) (1) (9)
(Unaudited) (in thousands)

Fiscal Year Ended February 28, 2026

Adjusted EBITDA (non-GAAP) (13)	$185,785
Permitted adjustments per the credit agreement (9)	11,118
Adjusted EBITDA per the credit agreement	$196,903

Total borrowings under the credit agreement, as reported (GAAP)	$785,544
Less: Unrestricted cash and cash equivalents	(23,683)
Net debt	$761,861

Net leverage ratio (non-GAAP) (9)	3.87

Fiscal 2027 Outlook for Net Sales Revenue
(Unaudited) (in thousands)

Consolidated:	Fiscal 2026	Fiscal 2027 Outlook
Net sales revenue	$1,786,290	$1,751,000	—	$1,822,000
Net sales revenue (decline) growth		(2.0)%	—	2.0%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Net Income to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
and Adjusted EBITDA (Non-GAAP) (1) (Unaudited) (in thousands)

	Fiscal Year Ended February 28, 2026	Fiscal 2027 Outlook
Net (loss) income, as reported (GAAP)	$(898,982)	$83,016	—	$97,223
Interest expense	57,739	49,000	—	47,000
Income tax expense	60,144	36,538	—	38,031
Depreciation and amortization	53,295	52,000	—	48,000
EBITDA (non-GAAP)	(727,804)	220,554	—	230,254
Add: Asset impairment charges	885,861	—	—	—
CEO succession costs	3,484	—	—	—
EPA compliance costs	4,354	—	—	—
Gain on sale of distribution facility (14)	—	(54,854)	—	(54,854)
Restructuring charges	3,005	—	—	—
Non-cash share-based compensation	16,885	24,000	—	22,000
Adjusted EBITDA (non-GAAP)	$185,785	$189,700	—	$197,400

Adjusted EBITDA (non-GAAP) growth		2.1%	—	6.3%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) and GAAP Effective Tax Rate to Adjusted Effective Tax Rate (Non-GAAP) (1)  (Unaudited)

	Fiscal Year Ended February 28, 2026	Outlook Fiscal 2027			Tax Rate Outlook Fiscal 2027
Diluted (loss) earnings per share, as reported (GAAP)	$(39.08)	$3.57	—	$4.18	30.5%	—	28.1%
Asset impairment charges	38.35	—	—	—
CEO succession costs	0.15	—	—	—
EPA compliance costs	0.19	—	—	—
Restructuring charges	0.13	—	—	—
Gain on sale of distribution facility	—	(2.36)	—	(2.36)
Amortization of intangible assets	0.74	0.64	—	0.60
Non-cash share-based compensation	0.73	1.03	—	0.95
Income tax effect of adjustments	2.19	0.37	—	0.38	(3.5)%	—	(3.1)%
Adjusted diluted EPS (non-GAAP)	$3.55	$3.25	—	$3.75	27.0%	—	25.0%

Adjusted diluted EPS (non-GAAP) (decline) growth		(8.5)%	—	5.6%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Fiscal Year Ended February 28, 2026	Fiscal 2027 Outlook
Net cash provided by operating activities (GAAP)	$171,136	$117,000	—	$128,000
Less: Capital and intangible asset expenditures	(39,226)	(32,000)	—	(28,000)
Free cash flow (non-GAAP)	$131,910	$85,000	—	$100,000

Free cash flow (non-GAAP) (decline)		(35.6)%	—	(24.2)%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)	This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio (“Non-GAAP Financial Measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial measures as defined by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based financial measures. The Company is unable to present a quantitative reconciliation of forward-looking expected net leverage ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The Company believes that these Non-GAAP Financial Measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these Non-GAAP Financial Measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these Non-GAAP Financial Measures reflect the operating performance of its business and facilitate a more direct comparison of the Company’s performance with its competitors. The material limitation associated with the use of the Non-GAAP Financial Measures is that the Non-GAAP Financial Measures do not reflect the full economic impact of the Company’s activities. These Non-GAAP Financial Measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial measures and may be calculated differently than non-GAAP financial measures disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP financial measures.

(2)	Free cash flow represents net cash provided by operating activities less capital and intangible asset expenditures.

(3)	Non-cash asset impairment charges were recognized to reduce goodwill and other intangible assets during fiscal 2026, which impacted both the Beauty & Wellness and Home & Outdoor segments, and to reduce the goodwill and definite-lived trade name of the Company’s Drybar business during the fourth quarter of fiscal 2025, which impacted the Beauty & Wellness segment.

(4)	Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.

(5)
On December 16, 2024, the Company completed the acquisition of Olive & June. As such, the three months ended February 28, 2025 and fiscal 2025 include approximately eleven weeks of operating results from Olive & June, and fiscal 2026 includes a full year of operating results. Olive & June sales prior to the first annual anniversary of the acquisition are reported in Acquisition. Sales from Olive & June subsequent to the first annual anniversary of the acquisition are reported in Organic business.

(6)
Settlement costs related to EPA packaging and labeling compliance for certain products in the air filtration, water filtration and humidification categories within the Beauty & Wellness segment (“EPA compliance costs”).

(7)	Represents a transitional income tax benefit resulting from the recognition of deferred tax assets in connection with the reorganization of the Company’s intangible assets in fiscal 2025 and income tax expense from the recognition of valuation allowances in fiscal 2026 on the related deferred tax assets (“intangible asset reorganization”).

(8)	Accounts receivable turnover uses 12 months trailing net sales revenue. The current and four prior quarters’ ending balances of trade accounts receivable are used for the purposes of computing the average balance component as required by the particular measure.

(9)	Net leverage ratio is calculated as (a) total borrowings under the Company’s credit agreement, net of unrestricted cash and cash equivalents, including readily marketable obligations issued, guaranteed or insured by the U.S. with maturities of two years or less, at the end of the current period, divided by (b) Adjusted EBITDA per the Company’s credit agreement (calculated as EBITDA plus non-cash charges and certain allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period).

(10)	Domestic net sales revenue includes net sales revenue from the U.S. and Canada.

(11)	Represents costs incurred in connection with the departure of the Company’s former CEO primarily related to severance and recruitment costs (“CEO succession costs”).

(12)
Represents a discrete tax charge to revalue existing deferred tax liabilities as a result of Barbados enacting a domestic corporate income tax rate of 9%, effective beginning with the Company’s fiscal year 2025 (“Barbados tax reform”).

(13)	See reconciliation of Adjusted EBITDA to the most directly comparable GAAP-based financial measure (net income (loss)) in the accompanying tables to this press release.

(14)
Represents a pre-tax gain on the sale of the Company’s distribution facility in Southaven, Mississippi which was completed on April 14, 2026, during the first quarter of fiscal 2027. Refer to the Subsequent Event - Sale of Distribution Facility section above for further details.